                                                                 EXHIBIT 10(xix)


                     SEPARATION OF EMPLOYMENT AGREEMENT AND
                    GENERAL RELEASE AND CONSULTING AGREEMENT


     WHEREAS Charles A. Lieppe (hereinafter the "Consultant") has been employed by DBT Online, Inc., a Pennsylvania Corporation (hereinafter the "Company"), and Consultant's former position as President, CEO, and Director with Company has ceased effective August 10, 1999.

     WHEREAS, the parties hereto desire to set forth their agreements with respect to the termination of Consultant's employment and desire to assure the continued service of Consultant upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the covenants, conditions, representations and acknowledgements, and in reliance upon the agreements and releases of each of the parties as set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

          1. TERMINATION OF EMPLOYMENT. The Company and Consultant acknowledge that the employment of Consultant by the Company, and all rights and obligations of any nature of the Company and Consultant with respect to such employment, were and are duly terminated effective August 10, 1999. Consultant further acknowledges and agrees that payments made or to be made and benefits provided or to be provided hereunder are in lieu of any and all compensation and benefits of any nature whatsoever due to Consultant under any other agreement or arrangement (whether written or oral) between or binding upon the Company and Consultant.

          2. CONSULTING ARRANGEMENT. In consideration of Consultant's execution of this Agreement and his agreement to be legally bound by its terms, the Company desires to enter into a consulting relationship with Consultant, in accordance with the terms and conditions hereinafter set forth.

          2.1 TERM. Consultant shall perform consulting services for the Company for the term beginning on August 11, 1999 and ending on April 10, 2001 (the "Consulting Term").

          2.2 DUTIES AND RESPONSIBILITIES. During the Consulting Term, Consultant shall provide consulting services to the Company as an independent contractor and not as an employee of the Company. Consultant shall at all times during the Consulting Term act as an independent contractor and during such period nothing hereunder shall create or imply a relationship of Company-employee between the Company and Consultant. Consultant shall provide consultation as requested by the Company, at the times and on the occasions reasonably requested by the Company and reasonably convenient to Consultant. During the Consulting Term, Consultant shall at all times comply with all reasonable policies and procedures adopted by the Company, including without limitation the procedures and policies adopted by the Company regarding conflicts of interest and confidentiality of the Company's business information.

          2.3 EXTENT OF SERVICE. During the Consulting Term, Consultant agrees to devote such time, attention and energy as is necessary to fulfill his duties and responsibilities as a consultant under Section 2.2 hereof.

          3. CONSIDERATION. In full consideration of and in exchange for Consultant's execution of this Separation of Employment Agreement and General Release and Consulting Agreement, and his agreement to be legally bound by its terms, Company will provide Consultant with the following payment or consideration to which he would not otherwise be entitled:

          (a) For all services rendered by Consultant as a consultant to the Company during the Consulting Term, the Company shall pay Consultant $20,833.33 per month through December 31, 2000 in accordance with the Company's regular payroll schedule.

          (b) Consultant will receive his bonus for all of 1999, provided that the Board authorizes a bonus for senior management. Consultant will receive no bonus for any years after 1999.

          (c) During the Consulting Term, Consultant shall be solely responsible for the payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws that pertain to the compensation paid or benefits provided to Consultant for his performance of consulting services.

          (d) Consultant agrees that, to the extent there are any tax consequences arising from the payments made by the Company pursuant to this section, he shall be exclusively responsible for any payment of federal and state taxes on the payments set forth above.

          (e) The Company agrees to provide extended family coverage under its insured health plan to Consultant through December 31, 2000, at which time Consultant will be offered standard COBRA coverage on the same basis and for the same period as other participants and beneficiaries. The Company further agrees to reimburse Consultant for medical expenses accrued through December 31, 2000 that are not covered by the insured health plan, including participant premium costs, co-payments and deductibles, on the same basis and to the same extent such reimbursements are provided to senior executives of the Company.

          (f) Consultant will be provided an automobile lease at Company's expense for up to $700.00 per month until December 31, 1999. Consultant's entitlement to an automobile lease will terminate beginning January 1, 2000. If consultant elects, Company will assign the lease to Consultant effective January 1, 2000.

          (g) With respect to stock options granted to Consultant on August 15, 1997, the parties agree that Consultant has vested in those options that were first exercisable on or before August 15, 1999. The parties further agree that Consultant will not be entitled to any stock options with vesting dates after August 15, 1999 as this agreement terminates those options. The terms governing these options are set forth in the Amended Nonqualified Stock Option Grant Letter executed contemporaneously with this Agreement and attached hereto as Exhibit 1.

          (h) Consultant agrees that he is still subject to and continues to be governed by the Key Person Employment Agreement, Confidentiality Agreement and Covenant Against Competition that he originally signed on August 20, 19997 to the extent that those terms are not inconsistent with this Agreement. A true and correct copy is attached hereto as Exhibit 2. In addition, Consultant agrees not to induce any employee of DBT Online, Inc., its parents, subsidiaries, and affiliates to terminate his or her employment with the Company or its affiliated entities.

     Except as set forth in this agreement, it is expressly agreed and understood that Company does not have, and will not have, any obligation to provide Consultant at any time in the future with any payments, bonuses, benefits or considerations other than those recited in paragraph 3.

     4. DEFINITION OF COMPANY. For purposes of this Agreement, the term "Company" shall include DBT Online, Inc., and its parents, subsidiaries, affiliates, and its and their officers, directors, shareholders, employees, agents, successors, assigns, heirs, executors, and administrators and any individual or organization related to DBT Online, Inc., and against whom or which Consultant could maintain a claim.

     5. RELEASE. In consideration of and in exchange for the promises of Company set forth above, Consultant on behalf of himself and his heirs, executors and administrators, intending to be legally bound, hereby permanently and irrevocably accepts termination by the Company according to the terms set forth in this Agreement, and releases and discharges Company from any and all causes of actions, suits, debts, claims and demands whatsoever, which Consultant had, has, or may have had up to and including the effective date of this Agreement, including those which are based on or are in any way related to his former employment with Company or the termination of that employment, excepting disputes relating to the Company's independently administered 401(k) plan. Consultant's release of claims and actions includes, but is not limited to, actions arising under the Age Discrimination in Employment Act (ADEA); Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act (ADA); the Fair Labor Standards Act (FLSA); the Employee Retirement Income Security Act, as amended (ERISA); the Family and Medical Leave Act (FMLA); the Florida Civil Rights Act of 1992, as amended
(FCRA); Florida Statutes Chapter 448.101, ET SEQ., commonly known as the Florida Private Whistleblower Act; and the common law, such as actions in tort or contract. Consultant also promises not to seek any personal relief whether legal or equitable in any proceeding brought by any agency or any other person.

     6. RETURN OF PROPERTY. In addition to the Stipulation of Paragraph 5, Consultant agrees to immediately return all Company property, including but not limited to the property contained on the itemized list attached hereto as
Exhibit 3, to Kevin Barr, Human Resources Director of DBT Online, Inc.

     7. PERFORMANCE. The parties acknowledge that the performance of the promises of each are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth in this Agreement.

     8. ACKNOWLEDGEMENT OF SEPARATION. Consultant hereby agrees and recognizes that as of August 10, 1999 his employment relationship with Company was permanently and irrevocably severed and that Company has no obligation to re-employ him in the future.

     9. NON-ADMISSION. Consultant agrees and acknowledges that this agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owned by Company.

     10. CERTIFICATION. Consultant hereby certifies that he has read the terms of this Separation of Employment Agreement and General Release and Consulting Agreement, that he has been advised by Company to consult with an attorney prior to executing this Agreement, that he has had an opportunity to do so, and that he understands this Agreement's terms and effects. Consultant further certifies that Company has not made any representations to Consultant concerning this Separation of Employment Agreement and General Release and Consulting Agreement other than those contained in this Agreement.

     11. EXECUTION. Consultant acknowledges that he is informed that prior to entering into this Agreement, he has a period of 21 days to consider this Agreement. He also understands that he has the right to revoke this Agreement for a period of 7 days following the signing (execution) of this Agreement by giving written notice to the DBT Online, Inc., c/o Human Resources Director, Kevin Barr at 4530 Blue Lake Drive, Boca Raton, Florida 33431.

     12. SEVERABILITY. If any provision of this Separation of Employment Agreement and General Release and Consulting Agreement is deemed invalid, the remaining provisions shall not be affected.

     13. ENTIRE AGREEMENT. This Agreement, including its referenced attachments, contains the entire agreement between the parties and its terms are contractual and are not a mere recital. The parties expressly acknowledge that there exist no oral agreements or understandings that vary the terms or meaning of this Agreement. This Agreement supersedes and annuls any and all other agreements, contracts, promises, representations, whether oral or written, made by or on behalf of the parties, their personal representatives and/or their successors and assigns unless they are expressly incorporated herein.

     14. ENFORCEMENT. In the event that any party to this Agreement is forced to institute legal proceedings for breach of the terms of this Agreement, it is agreed that any trial shall be held in Miami-Dade County, Florida. This Agreement shall be interpreted in accordance with the laws of the State of Florida, except that no effect shall be given to any choice-of-law principle that would require application of the substantive law of a state other than Florida. The prevailing party in any action regarding the breach of the terms of this Agreement shall be entitled to its costs and reasonable attorney's fees, up to and including any appeals.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Separation of Employment Agreement and General Release and Consulting Agreement this 3rd day of January, 2000.



                                        DBT ONLINE, INC.


/s/ Charles A. Lieppe                   By: /s/ Kevin Barr
------------------------                   -----------------------
Charles A. Lieppe

                                                                       EXHIBIT 1


                                DBT ONLINE, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

                 AMENDED NONQUALIFIED STOCK OPTION GRANT LETTER

                         Date of Grant: August 15, 1997

     DBT Online, Inc., a Pennsylvania corporation (the "Company"), has adopted the DBT Online, Inc. Amended and Restated Stock Option Plan (the "Plan") for officers, directors and employees of the Company and its subsidiaries and Key Advisors designated by the committee to administer the Plan (the "Committee"). This Nonqualified Stock Option Grant Letter evidences the grant made to Charles
A. Lieppe (the "Optionee") on August 15, 1997 as amended to reflect a stock split on September 16, 1997 and consistent with certain terms of the Separation of Employment Agreement and General Release and Consulting Agreement. All capitalized terms not defined herein shall have the meaning as defined under the Plan.

     The Company and the Optionee, intending to be legally bound hereby, agree as follows:

     1. OPTION GRANT. The Company has granted to the Optionee effective as of the date of grant first stated above (the "Date of Grant"), the right and option (the "Option") to purchase 350,000 shares of its common stock, $.10 par value (the "Shares").

     2. OPTION PURCHASE PRICE. The purchase price of each of the Shares covered by the Option (the "Option Purchase Price") shall be $23.625.

     3. OPTION TERM. The Option, to the extent that it as not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

     (a) except as provided in subsection (b) below, upon the completion of a period of ninety (90) days following the expiration of the Consulting Term on April 10, 2001;

     (b) upon the first anniversary of the date of death or disability of the Optionee (while he was an employee or otherwise within the permissible period of exercise in subsection (a) above), the Option to be exercisable during such period by the Optionee or the Optionee's executor or personal representative, as applicable.

     4. EXERCISABILITY OF OPTION. Subject to the terms, conditions and limitations expressed herein, except as provided below, the Option shall be exercisable as follows:

          Date Option                     Number of
       First Exercisable              Additional Shares
       -----------------              -----------------
       August 15, 1997                  100,000 Shares
       February 15, 1998                 62,500 Shares
       August 15, 1998                   62,500 Shares
       February 15, 1999                 62,500 Shares
       August 15, 1999                   62,500 Shares



     The right to purchase Shares under the Option as provided above may be exercised in a cumulative fashion; any right to purchase Shares becoming exercisable on a given date shall remain exercisable until the expiration date of the Option under Section 3.

     5. TIME AND METHOD OF EXERCISE. Subject to the terms of Section 4 hereof, the Option may be exercised at a time, or from time to time, prior to expiration (as defined in Section 3 hereof), by written notice to the Company in the form prescribed by the Committee, stating the number of Shares with respect to which the Option is being exercised. Such notice may instruct the Company to deliver shares due upon the exercise to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the Shares are to be deposited. Such written notice shall be accompanied by a check, or the equivalent thereof acceptable to the Company, for the full Option Purchase Price of the number of Shares being purchased.

     6. ISSUANCE OF SHARES. The Company has registered on Form S-8 the shares of stock issuable upon exercise of Optionee's stock options. The Company shall not be required to sell or issue any Shares under any outstanding Option if, in the opinion of the Committee, (a) the issuance of such Shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in accordance with, the issuance of such Shares.

     7.   CHANGE OF CONTROL. Upon a "Change of Control" (as defined in the
Plan), (i) the Company shall provide Optionee written notice of such Change of Control and (ii) the Option shall automatically accelerate and become fully exercisable. In addition, upon a Change of Control described in Section 7(b)(i) of the Plan where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Option shall be assumed or replaced with a comparable option or right by the surviving corporation.

     8. ADJUSTMENTS. If there is any change in the number or kind of shares of the Company's common stock through the declaration of stock dividends, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events, the number of the shares subject to purchase hereunder and the price per share shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of the Company's common stock; provided, however, that any fractional shares resulted from such adjustment shall be eliminated.

     9. NONASSIGNABILITY OF OPTION RIGHTS. This Option shall not be assigned or transferred by the Optionee, except (i) by will or by the laws of descent or distribution, (ii) to the Optionee's spouse or lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners provided that the Optionee receives no consideration for such transfer and the terms of this Grant Letter immediately prior to such transfer continue to apply without modification, and (iii) to the extent permitted in any specific case by the Committee, in its sole discretion. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provision hereof, and the levy or any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     10. NO RIGHTS OF SHAREHOLDERS. Neither the Optionee nor any personal representative shall be, or have any of the rights and privileges of a shareholder of the Company with respect to any Shares purchasable upon the exercise of this Option, in whole or in part, prior to the date of exercise of the Option.

     11. NO OBLIGATION REGARDING CONSULTANT STATUS. Nothing contained in this Agreement shall be deemed to require the Company to continue the Optionee's relationship as a Key Advisor/consultant to the Company or to modify any agreement between the Optionee and the Company relating thereto.

     12. WITHHOLDING OF TAX. Whenever shares of stock are to be delivered upon the exercise of an Option, the Company shall be entitled to require as a condition of such delivery that the Optionee remit to the Optionee's employer or, in appropriate cases, agree to remit to such employer when due, an amount sufficient to satisfy any and all federal, state and local withholding tax requirements relating thereto.

     13. AMENDMENT OF OPTION. Options granted under the Plan may be amended by the Committee at any time (i) if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Code or regulations issued thereunder, or any federal or state securities law or other law or regulation, which addition or change occurs after the grant of the Option and applies to the Option; or (ii) with the consent of the Optionee. Any such amendment shall be in writing and signed by the Company and the Optionee.

     14. BINDING EFFECT. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and any conflict between the terms of this Agreement and the provisions of the Plan shall be resolved by the Committee, whose determination shall be final and binding on all parties. In general, and except as otherwise determined by the Committee, the provisions of the Separation of Employment Agreement and General Release and Consulting Agreement shall be deemed to supersede both the provisions of the Plan and this Amended Agreement to the extent of any conflict between them.

     15. GOVERNING LAW. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

Attest:                                   DBT ONLINE, INC.

/s/                                       By: /s/ Kevin Barr
--------------------------------              ---------------------------------
          Secretary                       Title: Vice President, Human Resources
                                                 -------------------------------


                                          OPTIONEE

                                           /s/ Charles A. Lieppe
                                           -------------------------------------
                                               Charles A. Lieppe

                                                                      EXHIBIT 2

                                                        Name: CHARLES A. LIEPPE
                                                             -------------------

                        KEY PERSON EMPLOYMENT AGREEMENT,
                           CONFIDENTIALITY AGREEMENT,
                        AND COVENANT AGAINST COMPETITION

                                I: INTRODUCTION

1. This Key Person Employment Agreement, Confidentiality Agreement, and Covenant Against Competition are entered into between Database Technologies, Inc. ("DBT") of Pompano Beach, Florida, and the undersigned key employee effective on the date noted below.

2. The parties to this agreement understand that their hoped-for long-term relationship requires the preservation of proprietary interests of DBT, its confidential viability, and his ability to secure the financing necessary for viability and growth. Both parties to this agreement acknowledge the need for this protection of DBT's proprietary interests and confidential information.

3. The key employee recognizes that DBT is engaged in developing and providing computer data services. The purpose of this agreement is to protect confidential information connected with DBT and its present and future business opportunities.

                      II: KEY PERSON EMPLOYMENT AGREEMENT

1. The key employee and DBT hereby agree that the key employee is offered, and now accepts, employment with DBT in such capacity and with such duties and responsibilities as DBT hereafter may direct, and at a rate of compensation to be periodically agreed upon by the parties.

2. The key employee agrees not to maintain any outside full-time or part-time employment during his or her employment with DBT unless advance approval is obtained from the key employee's supervisor.




EMPLOYEE INITIALS  ____                                                  Page 1

                         III: CONFIDENTIALITY AGREEMENT

1. The term "confidential information" means any information or material (whether or not owned or developed by DBT and whether or not developed by the key employee) which is not generally known other than by DBT and knowledge of which the key employee may obtain through any direct or indirect contact with DBT. Confidential Information includes, but is not limited to, any information relating to research, development, operating system and application software, software and system methodology, hardware platforms, business records and plans, financial statements, customer lists and records, trade secrets, technical information, products, inventions, product design information, pricing structure, discounts, cost computer programs and listings, source codes, object codes, marketing plans, marketing techniques, copyrights and other intellectual property, and any proprietary information belonging to DBT.

2. Confidential Information does not include any information that both parties specifically agree in writing not to be confidential and specifically state in writing not to be subject to this Confidentiality Agreement. No such writing is effective unless it specifically refers to this Confidentiality Agreement by titles, name of parties, and date of effectiveness.

3. The key employee understands and acknowledges that all Confidential Information has been developed or obtained by DBT by the investment of significant time, effort and expense, and that Confidential Information is a valuable, special, and unique asset of DBT.

4. Therefore, for good and valuable consideration including the mutual opportunities attendant to DBT's continued employment of the key employee, the key employee agrees to hold in confidence and to not disclose any Confidential Information to any person or entity without the prior written consent of the Board of Directors of DBT. This agreement applies to all Confidential Information regardless of when the key employee learned of it or will learn of it. It applies to Confidential Information now known to the key employee and later to become known to the key employee.

5. Upon request of DBT, the key employee agrees to return to DBT all written or other materials containing any Confidential Information and to certify in writing that all such materials have been returned within five (5) days of any such request.

6. The key employee agrees that during and after employment with DBT he/she will not disclose or use any Confidential Information for any purpose except for performing work assigned to him/her by DBT. The key employee also agrees to abide by DBT's present and future policies protecting its Confidential Information.

Employee Initials ____                                                   Page 2

7. The key employee agrees not to copy or modify any Confidential Information without the prior written consent of DBT.

                          IV: COVENANT NOT TO COMPETE

1. The key employee agrees that he/she will not, during employment by DBT and for a period of three (3) years thereafter, engage in any "prohibited activity" in the "geographic territory" noted here. For the purposes of this agreement, "prohibited activity" means involvement in any capacity, directly or indirectly, whether as a proprietor, officer, director, trustee, employee, agent, consultant, or advisor, in a business or activity competitive in any way with the business of DBT. For the purposes of this agreement, "geographic territory" means the entire United States and any geographic area DBT may hereafter conduct or plan to conduct its business while the key employee is employed by DBT and for three (3) years following the conclusion of his/her work as an employee at DBT.

2. If any court finds that the key employee has violated any of the restrictions of this agreement, then the three (3)-year period of restriction shall automatically be extended. by the number of days that he/she has been in violation of the restriction, or for three (3) full years following the last date of any violation on his/her part, whichever is longer.

                          V: REMEDIES AND ENFORCEMENT

1. The parties both recognize that any violation of this agreement will cause irreparable harm and immeasurable damage to DBT. Therefore, upon any breach of this agreement, DBT shall, in addition to its other remedies, be entitled to injunctive relief. DBT would also be permitted in such an event to seek all other available remedies including a claim for losses and damages, including but not limited to all consequential damages and punitive damages. It is agreed that should DBT prevail on any claim for a breach of this agreement, it shall also be entitled to reasonable attorney fees and costs. DBT shall also be entitled to an accounting and payment of any gross compensation, commissions, enumerations, gross profits, and benefits gained as a result of any breach of this agreement.

2. It is agreed that the laws of the State of Florida shall govern the enforceability of agreement and all other factual and legal questions under it. The key employee agrees to submit to jurisdiction before any state or federal court of record either in the State of Florida or in the location where any breach may occur at the election of DBT. The key employee waives any right to raise questions of jurisdiction and venue in any action.

Employee Initials ____                                                   Page 3

3. This agreement sets forth the entire understanding of the parties regarding confidentiality and the key employee's covenant not to compete. Any amendments must be in writing and signed by both parties.

4. Should any position of this agreement be deemed unenforceable for any reason, the enforceability and validity of the remainder of the agreement shall not be affected. Should any particular covenant, restriction, or promise be held to be unreasonable or unenforceable for any reason, then it shall nonetheless be given effect and enforced to whatever maximum extent would be reasonable and enforceable under the law.


In agreement hereto, the parties have executed this agreement as of the dates noted below.



/s/ Charles A. Lieppe
--------------------------------
Employee Name (printed)


/s/ Charles A. Lieppe
--------------------------------
Employee Signature


/s/ Karen L. Kline
--------------------------------
Witness to Employee Signature


8-20-97
--------------------------------
Date



DATABASE TECHNOLOGIES, INC.


By: /s/
   -----------------------------


Title: President
      --------------------------

Date: 5-20-97
     ---------------------------




Employee Initials ____                                                   Page 4

                                   EXHIBIT 3


1.   a Toshiba Protege 7020 desktop computer

2.   a HP Vectra VL400 printer

3.   an Eizo 18.1 LCM monitor